EX-28.a.ii.a

SCHEDULE A

SERIES AND CLASSES

Series	Date Established

Dimensional US Core Equity Market ETF (formerly, Dimensional US Core ETF)	June 25, 2020

Dimensional International Core Equity Market ETF (formerly, Dimensional International Core ETF)	June 25, 2020

Dimensional Emerging Core Equity Market ETF (formerly, Dimensional Emerging Markets Core ETF)	June 25, 2020

Dimensional U.S. Targeted Value ETF (formerly, Tax-Managed U.S. Targeted Value ETF)	September 18, 2020

Dimensional U.S. Equity ETF (formerly, Tax-Managed U.S. Equity ETF)	September 18, 2020

Dimensional U.S. Small Cap ETF (formerly, Tax-Managed U.S. Small Cap ETF)	September 18, 2020

Dimensional U.S. Core Equity 2 ETF (formerly, T.A. U.S. Core Equity 2 ETF)	September 18, 2020

Dimensional International Value ETF (formerly, Tax-Managed DFA International Value ETF)	September 18, 2020

Dimensional World ex U.S. Core Equity 2 ETF (formerly, T.A. World ex U.S. Core Equity ETF)	September 18, 2020

Dimensional Inflation-Protected Securities ETF	June 24, 2021

Dimensional National Municipal Bond ETF (formerly, Dimensional Municipal Bond ETF)	June 24, 2021

Dimensional Short-Duration Fixed Income ETF (formerly, Dimensional Short-Duration Investment Grade ETF)	June 24, 2021

Dimensional Core Fixed Income ETF (formerly, Dimensional Investment Grade ETF)	June 24, 2021

Dimensional US Marketwide Value ETF	September 15, 2021

Dimensional US High Profitability ETF	December 15, 2021

Dimensional US Real Estate ETF	December 15, 2021

Dimensional US Small Cap Value ETF	December 15, 2021

Dimensional International Core Equity 2 ETF	December 15, 2021

Dimensional International Small Cap Value ETF	December 15, 2021

Dimensional International Small Cap ETF	December 15, 2021

Dimensional International High Profitability ETF	December 15, 2021

Dimensional Emerging Markets High Profitability ETF	December 15, 2021

Dimensional Emerging Markets Value ETF	December 15, 2021

Dimensional Emerging Markets Core Equity 2 ETF	December 15, 2021

Dimensional US Sustainability Core 1 ETF	March 25, 2022

Dimensional International Sustainability Core 1 ETF	March 25, 2022

Dimensional Emerging Markets Sustainability Core 1 ETF	March 25, 2022

Dimensional Global Sustainability Fixed Income ETF	March 25, 2022

Dimensional US Large Cap Value ETF	September 16, 2022

Dimensional Global Real Estate ETF	September 16, 2022

Dimensional US Large Cap Vector ETF (formerly, Dimensional US Large Cap Vector Equity ETF)	December 20, 2022

Dimensional California Municipal Bond ETF	March 24, 2023

Dimensional US Core Equity 1 ETF	June 22, 2023

Dimensional Ultrashort Fixed Income ETF	June 22, 2023

Dimensional World Equity ETF (formerly, Dimensional Global Equity ETF)	June 22, 2023

Dimensional Global Core Plus Fixed Income ETF	June 22, 2023

Dimensional Global ex US Core Fixed Income ETF (formerly, Dimensional Global Core ex US Fixed Income ETF)	June 22, 2023

Dimensional Global Credit ETF	June 22, 2023

Dimensional Emerging Markets ex China Core Equity ETF	June 26, 2024

Dimensional US Vector Equity ETF	June 26, 2024

Dimensional International Vector Equity ETF	June 26, 2024

Updated as of June 26, 2024, pursuant to duly adopted resolutions approved by the unanimous vote of the Trustees present at a meeting of the Board of Trustees of the Dimensional ETF Trust held on June 26, 2024.

By:  /s/ Ryan Buechner___________________
Name:  Ryan Buechner
Title:  Vice President and Assistant Secretary